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                                                                   EXHIBIT 10.63
                                  ALLIED GROUP

                              SHORT TERM MANAGEMENT
                                 INCENTIVE PLAN

1.       PURPOSE

         This ALLIED Group Short Term Management Incentive Plan (the "Plan") is effective January 1, 1998.

         The purpose of this Plan is to encourage outstanding performance by certain key employees of ALLIED Group, Inc. ("AGI") in the attainment of annual financial and operating goals of AGI, ALLIED Mutual Insurance Company, and all of their subsidiaries except for ALLIED Life Financial Corporation and its subsidiaries (collectively, the "ALLIED Group").

2.       DEFINITIONS

         The capitalized terms used throughout the Plan have the following meaning:

         (a)  "AGA" means ALLIED General Agency Company.

         (b)  "AGIMC" means ALLIED Group Insurance Marketing Company.

         (c)  "AGIS" means ALLIED Group Information Systems, Inc.

         (d)  "AGMC" means ALLIED Group Mortgage Company.

         (e) "ALLIED Group Net Income" means net income after income taxes (including net realized investment gains/losses) for the consolidated group of companies comprising the ALLIED Group
              (excluding crop-hail business) computed in conformity with generally accepted accounting principles ("GAAP").

         (f)  "Base Award" is defined in Paragraph 5(c).

         (g) "Base Salary" is the annualized weekly base pay of the Participant in effect as of the last day in the position for which the bonus is being calculated, which in no event shall be later than December 31 of the Plan year.

         (h) "Committee" shall mean the Compensation Committee of the Board of Directors of AGI in consultation with the Joint Compensation Committee of the Board of AGI and ALLIED Mutual Insurance Company.

         (i)  "Consolidated TFG" shall mean TFG and AGIS.

         (j)  "Discretionary Award" is defined in Paragraph 5(d).

         (k)  "Discretionary Tier Award" is defined in Paragraph 5(j).
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         (l)  "DPW" is  direct  premiums  written,  net of return  premiums,  as reported in the 1998  Planning  Package for a particular  regional
              office  or   company.   For  ALLIED   Group,   it   includes   all
              property-casualty companies but excludes (i) Western Heritage Insurance Company, (ii) crop-hail business, and (iii) flood program. For AGIMC, DPW shall exclude any premiums generated from business that is purchased by AGIMC from another entity, unless the Committee determines otherwise.

         (m)  "Eligible Award Percentage" is defined in Paragraph 5(b).

         (n)  "Eligible  Individual  Award" is defined  in  Paragraph  5(c).

         (o)  "Eligible Tier Award" is defined in Paragraph 5(h).

         (p) "Goal" is the expected level of performance used to establish targeted awards as approved by the Committee.

         (q)  "Growth" is defined in Paragraph 4.

         (r) "Maximum" is the level of performance at which the maximum eligible award could be made.

         (s)  "Midwest Printing" is Midwest Printing Services, Ltd.

         (t) "Operating Profit" is calculated on a GAAP basis, includes net realized investment gains/losses, and is after income taxes.

         (u) "Participant" is a key employee of AGI recommended by the President of AGI and approved by the Committee to participate in this Plan.

         (v) "Persistency" for AGIMC is the year-end persistency percentage as shown on the ALLIED Group AGIMC Production Report B, which shall include any business that is purchased by AGIMC from another entity.

         (w)  "Profit" is defined in Paragraph 4.

         (x)  "Regional  Office   Operating   Profit"  is  the  Regional  Office
              Operating Statement GAAP net income.

         (y)  "TFG" means The Freedom Group, Inc.

         (z) "Threshold" is the minimum level of performance that will warrant an award.

         (aa) Total Award" is defined in Paragraph 5(e).

         (bb) "WHIC" means Western Heritage Insurance Company.

3.       PARTICIPATION AND TIERS

         Participation in the Plan is tiered by responsibility level and the short-term impact of the management position.

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         General Responsibility Levels

         Tier I      President
                     Vice Presidents
                     Subsidiary Presidents and Officers
         Tier II     Regional Office Managers and Subsidiary Officers
         Tier III    Primary Corporate Staff Vice Presidents
         Tier IV     Subsidiary Officers and Managers
                     Corporate Staff Vice Presidents and Officers
         Tier V      Subsidiary Managers
         Tier VI     Subsidiary Managers
                     Regional Office Managers

         A participation list specifying the Participants in each tier shall be approved by the Committee prior to each fiscal year. The Committee may amend such list from time to time to add or delete Participants.

         Each tier level of participation will have varying award opportunity at the Threshold, Goal, and Maximum performance levels for each of the performance indicators.

4.       PERFORMANCE INDICATORS

         Two performance indicators, Profit and Growth, will be used to measure the success of ALLIED Group and the level of bonus to be paid under this Plan.

         "Profit" is defined as a performance indicator and shall be defined based on the particular area for which a Participant provides services:

         Regional Offices - "Regional Office Operating Profit"
         Bonds -  Bond Operating Profit"
         AGIMC - "Persistency"
         AGI subsidiaries - "Operating Profit"
         Staff areas/all other areas - "ALLIED Group Net Income" Consolidated TFG - net income after tax including subsidiaries TFG - net income after tax excluding subsidiaries
         AGIS - net income after tax

         "Growth" is defined as a performance indicator and is the increase in revenue from the prior year stated in terms of a percentage increase or dollar target. Generally, revenue is expressed in DPW, except as follows:

         Consolidated TFG - total revenues for TFG and AGIS
         TFG - total revenues for TFG
         AGIS - total  revenues for AGIS
         Midwest  Printing - percentage increase in total revenues

         The Threshold for Profit must be attained before any award will be made based on Growth. However, with respect to AGIMC, the Threshold for Growth must be attained before any award will be made based on Profit.

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         Profit is the only  indicator  used to  measure  performance  for AGMC,
WHIC, and AGA, and the total bonus amount is paid based upon results of Profit.

5.  AWARDS

Individual Calculations

         (a) A Participant may receive an Eligible Individual Award under the Plan. "Eligible Individual Award" is defined as the award potential for a Participant based on Profit and Growth results. Eligible Individual Award is the sum of (i) the Eligible Award Percentage for Profit multiplied by the Base Salary for the Participant and (ii) the Eligible Award Percentage for Growth multiplied by the Base Salary for the Participant. The Eligible Individual Award is the amount used to determine the Base Award and the Discretionary Award.

         (b) "Eligible Award Percentage" is defined as the percentage amount used to determine the potential Eligible Tier Awards and Eligible Individual Award. The amount of the Eligible Award Percentage is tied to tier and performance level attained (Threshold, Goal, or Maximum), as set forth in Exhibit B.

              Example for Eligible Award Percentage for Profit for a Participant

              Step 1: Compare actual profit results for the fiscal year to the goals specified in Exhibit A. If the actual Profit results for the fiscal year do not meet the Threshold, then the Eligible Award Percentage is 0, and no further calculations are necessary.

              Step 2: Determine the percent by which the profit results exceeded the Threshold value (or the goal value as the case may be). There is no need for a calculation if the Maximum results were achieved or exceeded.

              Step 3: Identify the Eligible Award Percentage for the Profit indicator in the tier at the Threshold level, as shown in Exhibit
              B. Multiply the Eligible Award Percentage by the percent calculated in Step 2. This will calculate the actual Eligible Award Percentage available based on the profit results attained.

              Repeat Steps 1 through 3 using Growth to compute the Eligible Award Percentage for Growth.

         (c) Upon meeting the Threshold for Profit, a Participant will receive a Base Award. "Base Award" is defined as the award to a Participant when a minimum performance level is met. The Base Award is 60% of the Eligible Individual Award.

         (d) Depending on the determination of the Committee, a Participant may or may not receive a Discretionary Award. "Discretionary Award" is defined as an amount separate from the Base Award which is awarded to a Participant based on the discretion of the Committee. The Discretionary Award is calculated as a percentage of the Eligible Tier Award.
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                                       87


         (e) A Participant's Total Award" is defined as the sum of the Base Award and the Discretionary Award. The Discretionary Award combined with the Base Award cannot exceed 150% of the Participant's Eligible Individual Award.

         (f) In addition to the requirements in the foregoing paragraph, a pre-Threshold requirement will be applicable to Staff employees. "Staff employees" are defined to include those employees with overall corporate responsibilities, each of whom shall be identified as "Staff" on the participation list approved by the Committee. Staff employees must attain a 14% return on average equity based on AGI financial statements before they are eligible to meet the Threshold goal. "Return on equity" is defined as the "Return on Average Book Value per Diluted Share" as calculated for and as disclosed in the ALLIED Group, Inc. Annual Report to Stockholders.

         (g) In the event a Participant does not meet the Threshold for Profit, the Committee may, in unusual or extraordinary circumstances, award the Participant a special award under the Plan. This paragraph may only be invoked by the Committee in rare and extreme situations.

Tier Calculations

         (h) "Eligible Tier Award" is defined as the award potential for a tier based on Profit and Growth results. Eligible Tier Award is the sum of the Eligible Individual Awards for all of the Participants in a particular tier. Total awards made to all of the Participants in a particular tier shall not exceed 100% of the Eligible Tier Award, but the total awards for a particular tier may be less than the Eligible Tier Award.

         (i) Notwithstanding the foregoing, if the Committee determines that a Participant has shown extraordinary performance in a calendar year, the Committee may exceed the Eligible Tier Award in order to increase the Discretionary Award for the Participant showing such extraordinary performance.

         (j) Discretionary Tier Award" is defined as the portion of the tier award potential that is not guaranteed to payout but may be awarded based on contribution and performance. This portion may equal up to 40% of the Eligible Tier Award. A Participant may receive a portion, all, or none of the Discretionary Tier Award.

6.       PRORATED AWARDS

         Employees who become eligible for participation in this Plan after the beginning of the Plan year may receive a prorated award based on the time the employee was a Participant and based on active time employed during the Plan year. Prorated awards will be calculated by determining the number of calendar days that a Participant has been eligible for a tier and dividing that number by the calendar days in that Plan year.

7.       DEATH, DISABILITY, OR RETIREMENT

         In the event that a Participant dies, becomes disabled, or retires due to age in accordance with AGI policy, a prorated award will be made based on active time employed as a Participant during the Plan year.
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                                       88


8.       PLAN YEAR

         The Plan year will be AGI's fiscal year.

9.       TRANSFERABILITY

         A Participant may not sell, pledge, donate, or otherwise assign any interest in this Plan.

10.      EMPLOYMENT

         Nothing in this Plan confers upon a Participant any right to continued employment or interferes with or limits in any way ALLIED Group's right to terminate the employment of a Participant at any time.

11.      TERMINATION OF EMPLOYMENT

         If a Participant terminates employment or is terminated by ALLIED Group for any reason other than death, disability, or retirement due to age in accordance with AGI policy, and if such termination date is prior to the payment date of an award under this Plan, any right to an award under this Plan is forfeited.

12.      PLAN AMENDMENT OR TERMINATION

         The Committee may amend or terminate the Plan at any time. Participants will be notified of such action as soon as it is practical to do so.

         In the event of any change in the corporate structure of AGI affecting the goals set forth in Exhibit A or the eligible award percentages set forth in Exhibit B, and where such change in corporate structure would adversely affect a Participant, the Committee may adjust or amend the Plan so as not to disadvantage a Participant. In the event that a change in accounting rules or procedures would affect the goals set forth in Exhibit A or the eligible award percentages set forth in Exhibit B, and where such change in accounting rules or procedures would adversely affect or create a windfall for a Participant, the Committee may adjust or amend the Plan.

13.      ADMINISTRATION

         All matters pertaining to the administration of this Plan will be the responsibility of the Committee, and any decisions of the Committee shall be conclusive and binding. This includes all matters of interpretation, areas not specified in the Plan, and any other issues that may affect the Plan.

14.      GOVERNING LAW

         The Plan will be administered, enforced, construed, and interpreted in accordance with the laws of the State of Iowa.


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                                 EXHIBIT A GOALS

                               Threshold             Goal              Maximum
                               ---------             ----              -------
PROFIT
Regional Offices:
  DMRO                        $16,000,000         $18,500,000        $21,000,000
  LRO                         $11,500,000         $13,000,000        $14,500,000
  RMRO                         $6,500,000          $7,500,000         $8,500,000
  PCRO                        $17,000,000         $19,500,000        $22,000,000
  CSRO                        $11,500,000         $13,000,000        $14,500,000
Bonds                            $450,000            $675,000           $800,000
Staff1                        $70,000,000         $81,000,000        $92,000,000
AGMC                           $2,700,000          $3,100,000         $3,500,000
WHIC                           $6,000,000          $7,000,000         $8,000,000
ALLIED General Agency             $30,000             $34,000            $50,000
TFG (2)                          $825,000            $900,000           $975,000
AGIS (2)                         $175,000            $250,000           $325,000
Consolidated TFG (2)           $1,000,000          $1,150,000         $1,300,000
Midwest Printing Services        $250,000            $325,000           $400,000
AGIMC                               87.5%                 89%              90.5%

GROWTH
Staff DPW                             10%               12.5%                15%
DMRO DPW                             8.0%               10.0%              12.0%
LRO DPW                              8.0%               10.0%              12.0%
RMRO DPW                            17.0%               21.0%              25.0%
PCRO DPW                            10.0%               12.5%              15.0%
CSRO DPW                            14.0%               17.0%              20.0%
Bonds DPW                           12.0%               16.0%              20.0%
AGIMC DPW                             18%                 23%                28%
Midwest Printing Services             10%                 14%                18%
TFG (2)                       $10,000,000         $12,000,000        $14,000,000
AGIS (2)                      $16,000,000         $18,000,000        $20,000,000
Consolidated TFG (2)          $26,000,000         $30,000,000        $34,000,000
--------------------

(1) A pre-Threshold requirement will be applicable to Staff employees. Staff employees must attain a 14% return on equity based on ALLIED Group, Inc. financial statements before they are eligible to meet the Threshold goal.

(2) In the event that either TFG or AGIS receives a capital contribution in the Plan year, the Threshold, Goal, and Maximum shall each be adjusted upwards by the addition of the dollar amount derived from the following formula:

             Dollar Amount of         x    14%   x   Remaining   /  Total Number
             Capital Contribution                    Days in        of Days in
                                                     Plan Year      Plan Year
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                                    EXHIBIT B
                           ELIGIBLE AWARD PERCENTAGES

                    Threshold          Goal             Maximum           Weight
                    ---------          ----             -------           ------
Tier I: (1)

Profit                 19%               38%               56%              75%
Growth                  6%               12%               19%              25%
      Total            25%               50%               75%

Tier II: (2)

Profit                 15%               30%               45%              75%
Growth                  5%               10%               15%              25%
      Total            20%               40%               60%

Tier III:

Profit                 13%               27%               40%              75%
Growth                  5%                9%               14%              25%
      Total            18%               36%               54%

Tier IV: (1,2,3)

Profit                 12%               24%               36%              75%
Growth                  4%                8%               12%              25%
      Total            16%               32%               48%

Tier V: (4)

Profit                  9%               18%               27%              75%
Growth                  3%                6%                9%              25%
      Total            12%               24%               36%

Tier VI: (5)

Profit                  6%               12%               18%              75%
Growth                  2%                4%                6%              25%
      Total             8%               16%               24%
-------------------

(1)     AGMC and WHIC award percentages are weighted 100% Profit.
(2)     AGIMC award percentage is weighted 25% Persistency and 75% Growth.
(3) TFG, AGIS, and Consolidated TFG award percentages are weighted 50% Profit and 50% Growth.
(4)     WHIC award percentage is weighted 100% Profit.
(5)     AGA award percentage is weighted 100% Profit.